Exhibit 4.4


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                          FIRST SUPPLEMENTAL INDENTURE

                             Dated as of May 1, 2005


                                       TO


                                    INDENTURE

                             Dated December 7, 2004




                                     BETWEEN



                                 OMI CORPORATION



                                       AND



                       HSBC BANK USA, NATIONAL ASSOCIATION

                                   as Trustee









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

                          FIRST SUPPLEMENTAL INDENTURE

                  FIRST SUPPLEMENTAL INDENTURE, dated as of May 1, 2005, between OMI CORPORATION, a corporation duly organized and existing under the laws of the Republic of the Marshall Islands (the "Company"), having its principal office at One Station Place, Stamford, Connecticut 06902, and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association (the "Trustee"), as Trustee under the Indenture, as defined below. Defined terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain Indenture dated as of December 7, 2004 (the "Indenture"), providing for the issuance of the Company's 2.875% Convertible Senior Notes due 2024 in the aggregate principal amount of $250,000,000 (the "Securities");

                  WHEREAS, Section 10.01(d) of the Indenture provides that if a Holder of Securities elects to convert its Securities pursuant to Section 10.01(c) thereof and certain other conditions are satisfied, the Conversion Rate for any such Securities surrendered for conversion shall be increased by a certain number of Additional Shares, such number of Additional Shares being determined by reference to the table attached as SCHEDULE A to the Indenture;

                  WHEREAS, the Company has been advised by Jefferies & Company, Inc. that the form of SCHEDULE A attached to the Indenture did not properly reflect market expectation and should be revised and the Company has agreed to such revision;

                  WHEREAS, this First Supplemental Indenture may be entered into pursuant to the provisions of Section 9.01 of the Indenture without the consent of the Holders of the Securities; and

                  WHEREAS, all acts and things necessary to make this First Supplemental Indenture a valid, binding and legal instrument of the Company have been duly performed and fulfilled by the Company, and the execution and delivery hereof by the Company have been in all respects duly authorized by the Company.

                  NOW, THEREFORE, in consideration of the premises and for the purposes set forth herein and in consideration of One Dollar duly paid by the Trustee to the Company, the receipt of which is hereby acknowledged, the Company hereby covenants and agrees with the Trustee, for the benefit of the Holders from time to time of the Securities, as follows:

                                   ARTICLE I

                           AMENDMENT TO THE INDENTURE

         Section 1.01 SCHEDULE A to the Indenture shall be and hereby is amended, replaced and restated in its entirety in the form of SCHEDULE A attached hereto.

         Section 1.02 The last paragraph of Section 10.01(d) shall be and hereby is amended, replaced and restated in its entirety to read as follows:

         Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 48.4355 shares per $1,000 principal amount of Securities or 12,108,875 shares of Common Stock in the aggregate, whichever is less (in each case as adjusted on the same basis as the Conversion Rate is adjusted pursuant to Section 10.04), subject to adjustments in the same manner as the Conversion Rate as set forth in Section 10.04.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

         Section 2.01 This First Supplemental Indenture is executed and accepted by the parties hereto, subject to all the terms and conditions set forth in the Indenture, as fully to all intents and purposes as if the terms and conditions of the Indenture were set forth herein in full. As supplemented by this First Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         Section 2.02 This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 2.03 The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Subsidiary Guarantors.

         Section 2.04 Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires, the words "herein," "hereof" and "hereby" and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

         Section 2.05 This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 2.06 The Section headings herein are for convenience only and shall not affect the construction thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.




                          OMI CORPORATION



                             By

                                -------------------------------------------
                                Name:  Craig H. Stevenson, Jr.
                                Title: Chief Executive Officer





                          HSBC BANK USA, NATIONAL ASSOCIATION,
                          as Trustee



                             By

                                -------------------------------------------
                                Name:  Marcia Markowski
                                Title: Vice President

                                                                      SCHEDULE A


 The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Securities.

                                                                   STOCK PRICE
------------------------------------------------------------------------------------------------------------------------------------
  EFFECTIVE DATE     $20.98  $23.08  $25.18  $27.27  $29.37  $31.47  $33.57 $35.67 $37.76 $39.86 $41.96 $52.45 $62.94 $73.43  $83.92
-------------------- ------  ------  ------  ------  ------  ------  ------ ------ ------ ------ ------ ------ ------ ------ -------
December 1, 2004 ...  15.50   13.10   11.14    9.62    8.32    7.33    6.55   5.94   5.31   4.90   4.38   2.98   2.17   1.69    1.36

December 1, 2005 ...  15.72   13.18   11.17    9.54    8.22    7.16    6.34   5.66   5.08   4.58   4.16   2.73   1.96   1.50    1.20

December 1, 2006 ...  15.86   13.18   11.07    9.37    7.99    6.89    6.05   5.35   4.76   4.25   3.83   2.42   1.69   1.26    1.00

December 1, 2007 ...  15.90   13.07   10.84    9.06    7.62    6.49    5.62   4.90   4.30   3.80   3.38   2.03   1.35   0.98    0.76

December 1, 2008 ...  15.81   12.78   10.42    8.55    7.05    5.88    4.99   4.27   3.68   3.18   2.78   1.52   0.95   0.66    0.50

December 1, 2009 ...  15.53   12.26    9.73    7.74    6.17    4.97    4.07   3.35   2.78   2.32   1.94   0.89   0.48   0.31    0.23

December 1, 2010 ...  15.13   11.41    8.60    6.42    4.75    3.49    2.60   1.93   1.42   1.04   0.75   0.12   0.00   0.00    0.00

December 1, 2011 ...  15.13   10.80    7.18    4.13    1.52    0.00    0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00    0.00